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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                               STAPLES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.

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FOR IMMEDIATE RELEASE


FOR INVESTOR INQUIRIES:
Maria Sceppaguercio
Senior Vice President, Investor Relations
508-253-7963


FOR MEDIA INQUIRIES:
Tom Nutile
Vice President, Public Relations
508-253-1833


STAPLES BOARD REAFFIRMS PLAN TO CONVERT STAPLES.COM STOCK INTO STAPLES STOCK; ALSO VOTES TO RESCIND THEIR PERSONAL STAKES IN STAPLES.COM STOCK

BOARD MEMBERS, INCLUDING STAPLES CEO, COO, WOULD RECEIVE NO GAIN FROM CONVERSION

FRAMINGHAM, MASS., APRIL 3, 2001 - The Staples, Inc., (SPLS) board of directors has reaffirmed its commitment to a plan that would exchange each share of Staples.com tracking stock for 0.4396 share of Staples common stock, Staples announced today. As previously announced, the board will submit the proposal, which would combine Staples.com with its catalog unit, for shareholder approval at its annual meeting later this spring.

To eliminate the appearance of a conflict of interest, the board voted to allow members to rescind their personal stakes in Staples.com. Following that vote, all 13 directors - who include Thomas G. Stemberg, chairman and chief executive officer of Staples, and Ronald L. Sargent, president and chief operating officer of Staples - agreed to sell back their shares of Staples.com at the original purchase price, forgoing each member's opportunity for personal gain from the conversion.

"The board strongly believes that its proposal to convert Staples.com stock into Staples common stock is the right thing to do, for both Staples shareholders and Staples.com shareholders," said Stemberg. "The reputation, integrity and credibility of our company and its board of directors is of paramount importance to us, and in order to avoid even the appearance of a conflict of interest, the board has decided unanimously to forgo any personal gain that such a conversion would mean for directors."

The combination of Staples.com with its small-business and consumer catalog operation, called Direct, is intended to help Staples better serve the needs of its customers - many of whom make purchases from the catalog, the e-commerce business and the stores. Such three-channel shoppers spend, on average, more than 4 1/2 times as much as store-only customers. The integration is designed to help Staples operate Direct and Staples.com


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more effectively and efficiently, with a unified merchandising team, a unified marketing team and a unified customer support team.

Staples.com concluded the fiscal year ended Feb. 3 with $512 million in sales, up more than five-fold from the previous year and double earlier projections. Losses for the year were less than $100 million, well below the $150 million anticipated at the beginning of the year. The company anticipates the unit turning profitable in the fourth quarter of this fiscal year, more than a year before earlier projections.

"Our proposal represents the highest standards of fair and equitable corporate governance," Stemberg said. "It includes a valuation of Staples.com stock that was based on current projections for growth and comparison to comparable businesses and transactions. The valuation was endorsed by two outside investment banking firms, Wit SoundView, representing Staples.com stakeholders, and Thomas Weisel Partners, representing equity holders in Staples. And in keeping with the best practices of corporate governance, this proposal will be put to a vote of Staples, Inc., shareholders at our annual meeting."

A live Webcast of a conference call on this issue by Staples management will be held today at 8 a.m. Eastern Daylight Savings Time. To access the Webcast, go to www.staples.com, click on Corporate Information, click on Investor & Media Information, click on Corporate Overview and click on the words next to the microphone symbol to hear the Webcast. A replay will be available beginning Wednesday at 11 a.m. through the Staples.com site or by dialing 719-457-0820 and giving the confirmation code 595392.

ABOUT STAPLES

Staples, Inc., is an $11 billion retailer of office supplies, furniture and technology to consumers and businesses from home-based businesses to Fortune 500 companies in the United States, Canada, the United Kingdom, Germany, the Netherlands and Portugal. Headquartered outside Boston, Staples invented the office superstore concept and today is the largest operator of office superstores in the world. The company has over 50,000 employees serving customers through more than 1,300 office superstores, mail order catalogs, e-commerce and a contract business. More information about the company is available at http://www.staples.com.

This press release may be deemed a solicitation for purposes of Rule 14a-12 under the Securities Exchange Act of 1934, as amended. For information concerning Staples, the directors of Staples, Inc. and their direct or indirect ownership interest in the subject matter of this solicitation, Staples stockholders are directed to the preliminary proxy statement that Staples filed with the SEC on March 20, 2001. The preliminary proxy statement is available at no charge on the SEC's web site at http://www.sec.gov. Staples stockholders may also request a copy of this document, which will be provided at no cost, by contacting Staples, Inc., 500 Staples Drive, Framingham, Massachusetts, 01702,
Attention: Corporate Secretary; Telephone (508) 253-0879.

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Staples urges its stockholders to read the definitive proxy statement when it becomes available because it contains important information. Staples will furnish the definitive proxy statement to all stockholders of record as of the record date selected for purpose of the solicitation. The definitive proxy statement will also be available at no charge on the SEC's web site at http://www.sec.gov. Staples will also provide a copy of the definitive proxy statement at no charge to stockholders making a request through its Corporate Secretary using the contact information listed in the preceding paragraph.

Certain information contained in this news release constitutes forward looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including risks related to Staples' ability to compete in its highly competitive market, Staples' ability to continue to successfully open new stores, Staples' quarterly operating results being subject to significant fluctuation, Staples' stock price fluctuating based on the expectations of professional securities analysts, the strain on operations due to Staples' rapid growth which can affect operating results, the ability of Staples' foreign operations and Staples.com to become profitable and the ability of Staples to obtain adequate future financing. Additional information concerning these factors is contained in Staples' Annual Report on Form 10-K, dated March 20, 2001, which is on file with the Securities and Exchange Commission.

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